Epoch Holding Corporation

Code of Ethics and Business Conduct

Epoch Holding Corporation

_______________________________
Code of Ethics and Business Conduct

AMENDED AS OF AUGUST 15, 2010

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Epoch Holding Corporation

Code of Ethics and Business Conduct

Table of Contents

1. Statement of General Principles	4
2. Definition of Terms Used_____________________________________________	5
3. Compliance with Laws, Rules, and Regulations___________________________	6
4. Compliance with Disclosure Controls and Dealing with External Auditors_____	6
5. Conflicts of Interest	7
6. Disclosure and Reporting of Conflicts of Interest	8
7. Insider Trading	8
What is confidential information about Epoch?	9
What is non-public information?	9
What is material information?	9
How might I receive information about Epoch that is non-public and confidential?	10
How might I receive information that is non-public and material?	10
How do I protect information that is non-public and confidential about Epoch?	10
How do I protect information that is non-public and material?	10
8. Corporate Opportunities	11
9. Prohibition on Illegal Payments	11
10. Competition and Fair Dealing______________________________________	11
11. Preferential Treatment and Gifts	12
12. Discrimination and Harassment	12
13. Health and Safety________________________________________________	12
14. Corporate Books and Records	12
15. Document Retention	13
16. Non-Disclosure of Information_____________________________________	13
17. Guarding of Corporate Assets	13
18. Implementation of the Code	14
Code of Ethics Contact Person	14
Reporting Violations	14
Investigations of Violations	14
Amendments to the Code	15
19. Enforcement____________________________________________________	15
20. Condition of Employment or Service	15
Exhibit A Personal Trading Procedures	16

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1. Prohibited Transactions Relating to Securities of the Company_____________	16
Restricted Periods of Trading	16
Restricted Trading Periods Fiscal Year 2011____________________________________ 16
Additional Prohibited Transactions	16
2. Requirements Applicable to Personal Trading Activity	17
Definitions of Terms Used	17
Prohibited Purchases and Sales of Securities	18
Pre-Clearance of Securities Transactions in Employee-Related Accounts	19
Reporting Requirements Applicable to Employee-Related Accounts	21
Appendix A Initial Certification_________________________________________	23
Appendix B Initial Personal Securities Account Declaration__________________	24
Appendix C Annual Certification________________________________________	25
Appendix D Annual Personal Securities Account Declaration	27
Appendix E Personal Trading Pre-Clearance Request Form__________________	28
Appendix F Employee Request to Open a Brokerage Account_________________	29
Appendix G Sample Employee Letter to Brokerage Firm for Duplicate Statements & Confirms_____________________________________________________________	30

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1. Statement of General Principles

Epoch Holding Corporation and its direct and indirect subsidiaries ("Epoch" or the “Company”) are committed to the principle of honest and ethical conduct in all aspects of its business. We both expect and require you, as a director, officer, or employee of the Company, to be familiar with this Code of Ethics and Business Conduct (the “Code”) and to adhere to those principles and procedures set forth in the Code that apply to you. The Company’s specific procedures contained in memorandums, policies, e-mail, or other guidance, which we may from time to time distribute to our officers, directors and employees, are separate requirements and are in addition to and not in derogation of this Code.

Epoch’s business should be carried on with loyalty to the interest of our shareholders and Clients. In furtherance of the foregoing, you, as an officer, director or employee of Epoch shall not:

•	employ any device, scheme or artifice to defraud Epoch or a Client, or

•	engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon Epoch or a Client.

As a fiduciary, Epoch is committed to a high standard of business conduct which encompasses conducting business in accordance with both the spirit and letter of applicable laws and regulations as well as in accordance with ethical business practices. While this Code does not cover every issue that may arise, the Code sets out basic principles to guide you and is intended to provide a clear statement of the fundamental principles that govern Epoch’s business in order to promote, among other things:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	mitigation of conflicts of interest, including disclosure to an appropriate person or persons identified in the Code of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that Epoch files with, or submits to, the Commission and in other public communications made by Epoch;

•	compliance with applicable governmental laws, rules and regulations, not only of the United States, but also of foreign jurisdiction in which we or any of our direct or indirect subsidiaries operate;

•	the prompt internal reporting of Code violations to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

This Code applies to you, as an officer, director, or employee of Epoch, as well as your Family Members (as defined below). In appropriate circumstances, the Code may be provided and applied to Epoch’s agents and representatives, including consultants.

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If an applicable law conflicts with a policy set forth in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts, you should ask your supervisor or the Code of Ethics Contact Person how to handle the situation.

If you violate the standards in this Code, you will be subject to disciplinary action. If you are in a situation that you believe may violate or lead to a violation of this Code, you should follow the guidelines described in Section 4 of this Code and notify your supervisor as soon as practical.

From time to time, the Company may waive some provisions of this Code. Any waiver of the Code for executive officers or directors of the Company may be made only by the Board of directors or a committee of the Board and will be promptly disclosed by us in a current report on Form 8-K with the U.S. Securities and Exchange Commission (the “Commission”).

2. Definition of Terms Used

"Business Associate" means any supplier of services or materials, Client, customer, consultant, professional advisor, lessor of space or goods, tenant, licensor, licensee or partner of Epoch.

“Client” means any entity which receives investment advisory services from Epoch for a fee.

"Code of Ethics Contact Person" shall mean the Chief Compliance Officer or such person or persons as may be from time to time designated.

"Family Members" means as to a specific officer, director or employee, his or her Immediate Family Members and any company, partnership, limited liability company, trust or other entity that is directly or indirectly controlled by that officer, director or employee or by any Immediate Family Member of that officer, director or employee.

"Immediate Family Member" includes the spouse (or life partner) and children of an officer, director or employee and any relative (by blood or marriage) of that officer, director or employee, or spouse (or life partner) residing in the same household as such officer, director or employee.

“Independent Director” means those members of Epoch’s Board of Directors who are not employees of Epoch and who have otherwise been deemed to have no material relationship with Epoch (directly or as a partner, shareholder or officer of an organization that has a relationship with the company) by an affirmative determination by the board or a committee thereof.

“You” means each director, officer, and employee.

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3. Compliance with Laws, Rules, and Regulations

Obeying the law, both in letter and in spirit, is the foundation on which Epoch’s ethical standards are built. You must respect and obey the laws of the cities, states, and countries in which Epoch and its direct and indirect subsidiaries operate. It is your personal responsibility to adhere to the standards and restrictions imposed by those laws, rules and regulations. Although not all employees are expected to know the details of these laws, it is important that you know enough to determine when to seek advice from your supervisors or other appropriate personnel.

Where you reasonably believe that Epoch, or a director, officer or employee of Epoch, is not compliant with any law, regulation or section of this Code, you are required to bring that matter up directly with your immediate supervisor and the Code of Ethics Contact Person (or if the matter involves your supervisor, then directly with the Code of Ethics Contact Person), and if the matter is not ultimately resolved by either a reasonable explanation or action taken to rectify any non-compliance, we encourage you to bring the matter directly to the attention of the Chairman of the Audit Committee. With respect to financial matters in particular, and not just confined to those of our employees performing accounting functions, where you believe that Epoch has or is about to engage in any financial irregularity or impropriety, you are encouraged to bring the matter to the attention of the Chairman of our Audit Committee. This may be done anonymously and without fear of reprisal of any sort. Any complaint directed to the Chairman of the Audit Committee may be sent by mail as follows:

Chairman of the Audit Committee Epoch Holding Corporation 640 Fifth Avenue, 18th Floor New York, New York 10019 Attention: Mr. John L Cecil

4. Compliance with Disclosure Controls and Dealing with External Auditors

The honest and accurate recording and reporting of financial information is of critical importance to Epoch. This is not only essential in order for our officers and directors to make informed business decisions, but is essential to Epoch’s ability to file accurate financial reports with the Commission; to enable Epoch to comply with various laws relating to the maintenance of books and records and financial reporting; to enable Epoch’s Chief Executive Officer and Chief Financial Officer to make their necessary certifications in connection with the periodic filing by Epoch of financial information; and to inform Epoch’s shareholders and the investing public of accurate financial information of Epoch.

Epoch has implemented internal accounting controls that must be strictly adhered to by you as an officer, director or employee. You are prohibited from knowingly circumventing or failing to implement the internal accounting controls of Epoch as now existing or as may be modified, revised, amended or supplemented in the future. You are

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required to promptly report, in the manner specified in Section 2 of this Code, any actual or suspected breaches or violations of Epoch’s internal accounting controls that come to your attention as well as any fraudulent or questionable transactions or occurrences, whether actual or suspected. Potentially fraudulent or questionable transactions or occurrences include, without limitation, embezzlement, forgery, alteration of checks and other documents, theft, misappropriation or conversion of assets to personal use,, falsification of records, and the reporting of the financial condition of Epoch contrary to U.S. generally accepted accounting principles.

Epoch has implemented a system of disclosure controls and procedures to assure that all important information regarding the business and prospects of Epoch is brought to the attention of Epoch’s Chief Executive Officer and Chief Financial Officer. You are required to adhere to this system of disclosure controls and procedures, and you must promptly report any significant event or occurrence (whether positive or negative) that affects Epoch or its Business Associates. General economic conditions need not be reported.

Open, honest and fair dealings with our external auditors are essential to the financial reporting process. You are required to be candid in discussing matters concerning internal controls and business disclosures with Epoch’s officers, directors, and external auditors. Factual information is important. Opinions and observations are strongly encouraged. You are prohibited from making any false or misleading statement to any external auditor of Epoch in connection with an audit or examination of Epoch’s financial statements or the preparation or filing of any document or report. Similarly, you are prohibited from engaging in any conduct to fraudulently influence, coerce, manipulate or mislead any accountant engaged in the audit or review of any of Epoch’s financial statements.

5. Conflicts of Interest

You must avoid any activity or personal interest that creates, or appears to create, a conflict between your interests and the interests of Epoch or a Client. A conflict of interest occurs when your private interest interferes or appears to interfere with the interests of the Company or a Client. For example, a conflict of interest would arise where you or a Family Member receives improper personal benefits as a result of your position in the Company. Conflicts of interest include, by way of example:

•	soliciting or accepting gifts, entertainment, or other benefits from an organization that does, or seeks to do, business with Epoch in violation of Epoch’s policies;

•	owning a meaningful financial interest in, being employed by or acting as a consultant to or board member of an organization that competes with Epoch;

•	owning a meaningful financial interest in, being employed by or acting as a consultant to or board member of an organization that does, or seeks to do, business with Epoch;

•	borrowing money from a Business Associate unless that Business Associate is regularly engaged in the business of lending money or such other property,

and the loan and the terms thereof are in the ordinary course of the Business Associate s business; or

•	making a material decision on a matter on behalf of Epoch or a Client where your financial, reputational, or other self-interests may reasonably call the appropriateness of the decision into question.

6. Disclosure and Reporting of Conflicts of Interest

Neither you nor a Family Member shall personally benefit, directly or indirectly, or derive any other personal gain from any business transaction or activity of Epoch, except when the transaction or activity has been fully disclosed to and approved in writing by the Audit Committee. For the avoidance of doubt, the receipt of business gifts or entertainment pursuant to Epoch’s Gift and Entertainment Policy do not require written Audit Committee approval.

Neither you nor a Family Member shall have any meaningful personal business or financial interest in any Business Associate or competitor of Epoch, without prior consent in writing by the Audit Committee. For the avoidance of doubt, holding 5% or less of the outstanding equity interests of a Business Associate or competitor whose equity interests are publicly traded shall not be deemed "meaningful."

Neither you nor a Family Member shall hold any position with (including as a member of the board of directors or other governing body) or perform services for a Business Associate or a competitor of Epoch, without proper consent in writing by the Audit Committee.

Neither you nor a Family Member shall provide any services to other business enterprises which reasonably could be deemed to adversely affect the proper performance of your work for Epoch or which might jeopardize the interests of Epoch or a Client, including serving as a director, officer, consultant or advisor of another business, without prior consent in writing by the Audit Committee.

Neither you nor a Family Member shall direct, or seek to direct, any business of Epoch with any business enterprise in which you or a Family Member has a meaningful ownership position or serves in a leadership capacity, without prior consent in writing by the Audit Committee.

7. Insider Trading

You are not permitted to use or share information that is both non-public and confidential about Epoch for trading purposes or for any other purpose except the conduct of Epoch’s business. You are not permitted to use or share information that is both non-public and material about other public companies for trading purposes or for any purpose. To use such information for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information is not only unethical but also illegal. Epoch has separately prepared and distributed to you a copy of

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Epoch’s Personal Trading Procedures relating to personal securities trades by you and Family Members, which is attached hereto as ”Exhibit A.”

What is confidential information about Epoch?

Confidential information regarding Epoch includes any information regarding Epoch’s business activities, any information regarding Epoch’s directors, officers, and employees, and any information regarding Epoch’s clients for which disclosure, by an individual authorized to make such disclosure, has not been previously made. By way of example, the following information is considered confidential:

•	Information you obtain concerning present or future securities transactions undertaken for Epoch’s clients;

•	Information you obtain relating to past, present, or future business activities of Epoch; or

•	Information you obtain relating to a director’s, officer ’s, or employee s medical, financial, employment, legal or personal affairs.

For the avoidance of doubt, all information regarding Epoch’s revenue, assets under management, fee structures, number and types of clients, and business plans is confidential unless such information has been previously disclosed by an individual authorized to make such disclosure.

What is non-public information?

Information is non-public until it has been made available to investors such as through the inclusion in reports filed with the Commission, press releases issued by the issuer of the securities, or reference to such information in publications of general circulation such as The Wall Street Journal or The New York Times.

What is material information?

Information is material where there is a substantial likelihood that a reasonable investor could consider the information important in deciding whether to buy or sell the securities in question, or where the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the total mix of information available. Where the nonpublic information relates to a possible or contingent event, materiality depends upon a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issuer involved.

Common examples of material information include information concerning a company’s sales, earnings, dividends, significant acquisitions or mergers, and major litigation. So-called market information, such as information concerning an impending securities transaction may also, depending upon the circumstances, be material. These examples are by no means exclusive. Because materiality determinations are often challenged with the benefit of hindsight, if you have any doubt whether certain

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information is material, such doubt should be resolved against trading or communicating such information.

How might I receive information about Epoch that is non-public and confidential?

You can expect to receive various forms of information about Epoch that is both non-public and confidential in the normal course of your role as a director, officer, or employee; however, you are prohibited from seeking to obtain such information if the information is not directly related to your responsibilities. For example, if your duties do not require you to know about present or future securities transactions undertaken for Epoch’s clients, you are prohibited from seeking to obtain such information.

How might I receive information that is non-public and material?

You may encounter information that is both non-public and material in the following instances:

•	During discussions or interviews, either private or group, with a public company’s management;

•	During discussions or interviews with a public company’s vendors, suppliers, or competitors;

•	During discussions or interviews with members of the press;

•	During discussions with credit analysts, traders, attorneys, accountants, consultants, investment bankers or other professionals;

•	By receiving information packages from issuers; or

•	By being a board member of a public company.

Unless you are an Independent Director, you are prohibited from soliciting or accepting information about a public company where you know, or should know, that such information is both non-public and material.

How do I protect information that is non-public and confidential about Epoch?

When not in use, you must keep all documents or files containing confidential information in locked desk drawers or file cabinets. Under no circumstances, should confidential information be left on desks, counter tops, or floors where others can see them. You must not review or work on any documents that contain confidential information about Epoch in any setting that would permit others to see the documents, such as in airplanes, public spaces, or even open areas in Epoch’s offices.

How do I protect information that is non-public and material?

If you believe that you are in possession of non-public and material information, you are instructed to immediately contact the Code of Ethics Contact Person (unless you are an Independent Director who has obtained such information in the normal course of your employment responsibilities or in your role as a director of another public company). You are prohibited from sharing this information with any other officer, director, or employee at Epoch unless you receive permission from the Code of Ethics

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Contact Person and follow the information barrier procedures implemented by the Code of Ethics Contact Person. For the avoidance of doubt, you are prohibited from sharing this information with anyone other than the Code of Ethics Contact Person (unless you are an Independent Director and you follow another entity’s policies regarding the receipt and use of such information) until the Code of Ethics Contact Person implements information barrier procedures.

When not in use, you must keep all documents or files containing non-public and material information in locked desk drawers or file cabinets. Under no circumstances, should such information be left on desks, counter tops, or floors where others can see them. You must not review or work on any documents that contain non-public and material information in any setting that would permit others to see the documents, such as in airplanes, public spaces, or even open areas in Epoch’s offices.

8. Corporate Opportunities

You owe a duty to the Company to advance the Company’s business interests when the opportunity to do so arises. You and Family Members are prohibited from profiting, directly or indirectly, due to your position in, or their relationship to you, Epoch to the detriment (or at the expense) of Epoch or any Business Associate. You are prohibited from taking for yourself opportunities that are discovered through the use of corporate property, information or position without the consent of Epoch’s Audit Committee.

9. Prohibition on Illegal Payments

You and your Family Members are prohibited from, directly or indirectly, making any illegal payment, offering to make any illegal payment, promising to make any illegal payment, or taking any other unlawful action with respect to any government official, including officials of foreign governments. By way of example, you are prohibited from paying, offering, or promising anything of value to a foreign official, foreign political party, foreign party official, or candidate for foreign office with the intent to influence any act or decision of a foreign official, to induce the official to do or omit to do any act in violation of the official’s lawful duty, or to obtain any improper advantage.

10. Competition and Fair Dealing

Epoch seeks to outperform competitors fairly and honestly through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. You should endeavor to respect the rights of and deal fairly with Epoch’s clients, suppliers, competitors, and employees. You are prohibited take unfair advantage of anyone through manipulation, concealment, or abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

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11. Preferential Treatment and Gifts

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage. You shall not offer or provide a business gift or entertainment unless it (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff, and (5) does not violate any applicable laws or regulations. If you are uncertain whether a business gift or entertainment is inappropriate, you should seek guidance from your supervisor or the Code of Ethics Contact Person.

12. Discrimination and Harassment

The diversity of Epoch’s employees is a tremendous asset. Epoch is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment or any kind. Examples include, but are not limited to, derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

13. Health and Safety

Epoch provides each employee with a safe and healthful work environment. You have a responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries, and unsafe equipment, practices, or conditions.

Violence and threatening behavior are not permitted. You must report to work in condition to perform your duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs in the workplace will not be tolerated.

14. Corporate Books and Records

You must ensure that all of Epoch’s documents that you are responsible for in the normal course of your duties are completed accurately, truthfully, in a timely manner and properly authorized.

Financial activities and transactions must be recorded in compliance with all applicable laws and accounting practices and in accordance with the U.S. generally accepted accounting principles designated by Epoch. The making of false or misleading entries, records or documentation is strictly prohibited.

You may never create a false or misleading report under Epoch’s name. In addition, no payments or established accounts shall be used for any purpose other than as described by their supporting documentation. Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable law or regulation.

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You may not take any action to defraud, influence, coerce, manipulate or mislead any other officer, director or employee of Epoch or any outside auditor or legal counsel for Epoch for the purpose of rendering the books, records or financial statements of Epoch incorrect or misleading.

Errors, or possible errors or misstatements in Epoch’s books and records must be brought to the attention of the Code of Ethics Contact Person promptly upon discovery thereof. The Code of Ethics Contact Person shall promptly inform the Chief Financial Officer of any such error or misstatement.

You are required and expected to cooperate fully with Epoch’s internal auditors and outside auditors. You shall not impede or interfere with the financial statement audit process.

15. Document Retention

The Company seeks to comply fully with all laws and regulations relating to the retention and preservation of records. You shall comply fully with the Company’s policies or procedures regarding the retention and preservation of records. Under no circumstances may Company records be destroyed selectively or maintained outside Company premises or designated storage facilities.

If the existence of a subpoena or impending government investigation becomes known to you, you must immediately contact the Code of Ethics Contact Person. You must retain all records and documents that may be responsive to a subpoena or pertain to an investigation. Any questions regarding whether a record or document pertains to an investigation or may be responsive to a subpoena should be resolved by the Code of Ethics Contact Person before the record or document is disposed of. You shall strictly adhere to the directions of the Code of Ethics Contact Person in handling such records or documents.

16. Non-Disclosure of Information

Neither you nor your Family Members shall discuss with, or inform others about, any actual or contemplated business transaction by a Business Associate or the Company except in the performance of your employment duties or in an official capacity and then only for the benefit of the Business Associate or the Company, as appropriate, and in no event in violation of applicable law.

17. Guarding of Corporate Assets

You have a duty to safeguard Company assets, including its physical premises and equipment, records, customer information and Company trademarks, trade secrets and other intellectual property. Company assets shall be used for Company business only. Without specific authorization, neither you nor a Family Member may take, loan, sell, damage or dispose of Company property or use, or allow others to use, Company property for any non-Company purposes.

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18. Implementation of the Code

While each of us is individually responsible for compliance with the Code, you do not do so in a vacuum. The Company has the following resources, people and processes in place to answer questions and guide you through difficult decisions.

Code of Ethics Contact Person

The Chief Compliance Officer is the designated contact person for purposes of this Code and shall report directly to President all matters arising under this Code. At his discretion, the President will report matters arising under this Code to the full Board of Directors or to the Company’s Nominating/Corporate Governance Committee or the Audit Committee, as may be determined to be appropriate. The Code of Ethics Contact Person is responsible for overseeing, interpreting and monitoring compliance with the Code. Any questions relating to how this Code should be interpreted or applied should be addressed to the Code of ethics Contact Person. If you are unsure of whether a situation violates this Code, you should discuss the situation with your supervisor or the Code of Ethics Contact Person to prevent possible misunderstandings and embarrassment at a later date.

Reporting Violations

Where you reasonably believe that Epoch, or a director, officer or employee of Epoch, is not compliant with any law, regulation or section of this Code, you are required to bring that matter up directly with your immediate supervisor and the Code of Ethics Contact Person (or if the matter involves your supervisor, then directly with the Code of Ethics Contact Person), and if the matter is not ultimately resolved by either a reasonable explanation or action taken to rectify any non-compliance, we encourage you to bring the matter directly to the attention of the Chairman of the Audit Committee. With respect to financial matters in particular, and not just confined to those of our employees performing accounting functions, where you believe that Epoch has or is about to engage in any financial irregularity or impropriety, you are encouraged to bring the matter to the attention of the Chairman of our Audit Committee. This may be done anonymously and without fear of reprisal of any sort. Any complaint directed to the Chairman of the Audit Committee may be sent by mail as follows:

Chairman of the Audit Committee Epoch Holding Corporation 640 Fifth Avenue, 18th Floor New York, New York 10019 Attention: Mr. John L Cecil

Investigations of Violations

Reported violations will be promptly investigated and treated confidentially to the extent possible. It is imperative that the person reporting the violation not conduct a preliminary investigation of his or her own. Investigations of alleged violations may

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involve complex legal issues. Persons who act on their own may compromise the integrity of an investigation and adversely affect both themselves and the Company.

Amendments to the Code

The Code is updated and maintained on a regular basis. You are required to acknowledge and comply with the Code and all amendments.

19. Enforcement

You can expect that Epoch will take appropriate action with respect to any employee, officer, or director who violates, or whose Family Member violates, any provision of this Code. Any alleged violation of the Code shall be reported promptly to the President for his consideration and such action as the President, in its sole judgment, shall deem warranted.

20. Condition of Employment or Service

Compliance with this Code is a condition of your employment. Conduct not in accordance with this Code shall constitute grounds for disciplinary action, including, without limitation, termination of employment.

This Code is not an employment contract nor is it intended to be an all inclusive policy statement on the part of the Company. Epoch reserves the right to provide the final interpretation of the policies contained in this Code as well as the specific procedures contained in memorandums, policies, e-mail or other guidance, which we may from time to time distribute to you. Epoch reserves the right to revise these policies or procedures as deemed necessary or appropriate.

By signing below, I acknowledge that I have read this Code of Ethics and Business Conduct (a copy of which has been supplied to me and which I will retain for future reference) and agree to comply in all respects with the terms and provisions hereof I also acknowledge that this Code of Ethics and Business Conduct may be modified or supplemented from time to time, and I agree to comply with those modifications and supplements, as well.

__________________________      ________________________________ Print Name                      Signature

__________________________ Date

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Exhibit A Personal Trading Procedures

1. Prohibited Transactions Relating to Securities of the Company

Restricted Periods of Trading

In order to ensure that material and confidential information about Epoch is protected from misuse, Epoch has adopted a policy that strictly prohibits the trading of the Company’s securities during certain specified periods. Neither you nor your Family Members are allowed to trade Epoch’s securities during the (i) 30-day period immediately prior to the filing of the Company’s Quarterly Report on Form 10-Q with the SEC and (ii) 60-day period immediately prior to the filing of the Company’s Annual Report on Form 10-K with the SEC (except as pursuant to a pre-existing plan adopted pursuant to federal securities law). Further, you and your Family Members will continue to be prohibited until the second business day after the information relating to such filing has been announced to the public.

In addition to the specified restricted periods, neither you nor your Family Members shall trade Company securities after material information has been announced to the public until the second business day after such information has been released (except as pursuant to a pre-existing plan adopted pursuant to federal securities law). Thus, if a public announcement is made on a Monday, then Wednesday morning would be the first day on which you may trade. If an announcement is made on a Friday afternoon, then Tuesday would be the first day that trading would be permitted.

Restricted Trading Periods Fiscal Year 2011

Expected 10-Q Filing Dates	Restricted Period of Trading
November 9, 2010 (Q1)	October 10, 2010 - November 10, 2010
February 9, 2011 (Q2)	January 11, 2011 February 10, 2011
May 10, 2011 (Q3)	April 11, 2011 May 11, 2011

Expected 10-K Filing Dates	Restricted Period of Trading
September 13, 2010 (Fiscal Year Ended June 30, 2010)	July 15, 2010- September 14, 2010
September 13, 2011 (Fiscal Year Ended June 30, 2011)	July 15, 2011-September 14, 2011

Additional Prohibited Transactions

Because we believe it is improper and inappropriate for any Epoch personnel to engage in short-term or speculative transactions involving Company stock, it is Epoch’s

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policy that neither you nor your Family members may conduct short sales of Epoch’s stock or buy or sell puts and calls on Epoch’s stock.

2. Requirements Applicable to Personal Trading Activity

Epoch has adopted the following procedures concerning the pre-clearance and periodic reporting of transactions and accounts by you provided, however, that any Independent Directors shall not be required to adhere to such pre-clearance or reporting requirements.

Definitions of Terms Used

“Approving Official” for a personal trade pre-clearance request is the Code of Ethics Contact Person, or in his absence, the President, Chief Financial Officer, Director of Operations, or other personnel as may be appointed from time-to-time. At no time can an individual who may otherwise serve as an Approving Official be the Approving Official for a pre-clearance request for their own personal trade or for the personal trade of their Family Members.

“Beneficial ownership” of a Security (as defined below) is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself the beneficial owner of any Securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of Securities held by his spouse, his dependent children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

“Client” means any entity which receives investment advisory services from Epoch for a fee.

"Code of Ethics Contact Person" shall mean the Chief Compliance Officer or such person or persons as may be from time to time designated.

“Employee-Related Account” is any personal brokerage account or any other brokerage account in which you or a Family Member has a direct or indirect pecuniary interest and over which you or a Family Member exercises any control or influence. For example, an “Employee-Related Account” includes any account of a member of your Immediate Family, but excludes any such account over which neither you nor your Immediate Family exercises control or influence (i.e., an account over which some other third person or entity exercises exclusive discretionary authority).

"Family Members" means as to a specific officer, director or employee, his or her Immediate Family Members and any company, partnership, limited liability company, trust or other entity that is directly or indirectly controlled by that officer, director or employee or by any Immediate Family Member of that officer, director or employee.

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"Immediate Family Member" includes the spouse (or life partner) and children of an officer, director or employee and any relative (by blood or marriage) of that officer, director or employee, or spouse (or life partner) residing in the same household as such officer, director or employee.

“Independent Director” refers to those directors who are non-employee directors of Epoch or who have otherwise been deemed to have no material relationship with Epoch (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) by an affirmative determination by the board of directors or committee thereof.

“Investment Person” or “Investment Personnel” means all officers, directors or employees who occupy the position of portfolio manager (or who serve on an investment committee that carries out the portfolio management function) with respect to any Accounts and all officers, directors or employees who provide or supply information and/or advice to any portfolio manager (or committee), or who execute or help execute any portfolio managers (or committees) decisions, and all officers, directors or employees who, in connection with their regular functions, obtain contemporaneous or advance information regarding the purchase or sale of a Security by or for any Client Accounts.

“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

“Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers acceptances, bank certificates of deposit, commercial paper and registered, and open-end mutual funds other than those open-end mutual funds advised by Epoch. For the sole purpose of this policy, the term “Security” shall also include exchange-traded funds ( “ETFs”), closed-end funds, and index or ETF derivatives.

A “Security held or to be acquired by a Client Account” means any Security which, within the most recent fifteen days: (i) is or has been held by a Client’s account; or (ii) is being or has been considered by Epoch for purchase within a Client’s account.

A Security is “being purchased or sold by a Client Account” from the time when a purchase or sale order has been communicated to the person who places the buy and sell orders for Client accounts until the time when such order has been fully completed or terminated.

“You” means each director, officer, and employee.

Prohibited Purchases and Sales of Securities

You and your Family Members, with respect to a Security held or to be acquired by a Client Account and with respect to a Security being purchased or sold by a Client Account, are prohibited from:

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•	employing any device, scheme or artifice to defraud a Client;

•

making any untrue statement of a material fact or omit to state to such a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	engage in any act, practice or course of business which would operate as a fraud or deceit upon a Client; or

•	engage in any manipulative practice with respect to a Client.

Subject to the pre-clearance procedures below, neither you nor your Family Members may purchase or sell, directly or indirectly, any Security during the time that the same (or a related) Security is being purchased or sold by a Client Account where your or your Family Member’s trade is on the same side (purchase or sale) as the trade for the Client Account.

Subject to the pre-clearance procedures below, neither you nor your Family Members may purchase or sell, directly or indirectly, any Security within 7 calendar days before or after the time that the same (or a related) Security is being purchased or sold by a Client Account where your trade or your Family Member’s trade is on the opposite side (purchase or sale) as the trade in the Client Account; however, in limited circumstances where subsequent to execution of your or your Family Member’s trade, Epoch receives an additional client or new assets which would necessitate the purchase or sale of the same security within 48 hours of your or your Family Member’s trade will not be considered a violation of this prohibition.

Neither you nor your Family Member shall acquire securities as part of an initial public offering by the issuer.

Neither you nor your Family Member shall sell a Security within 21 days of acquiring Beneficial Ownership of that Security other than an ETF, a closed-end fund, and an index or ETF derivative for which a 7 day holding period applies, except in the case of involuntary transactions, such as in connection with a reorganization or other extraordinary transactions requiring the surrender or exchange of securities, or upon the prior written consent of an Approving Official for good cause shown.

Neither you nor your Family Member shall cover a short sale of a Security within 21 days of the short sale of that Security other than an ETF, a closed-end fund, and an index or ETF derivative for which a 7 day holding period applies, except in the case of involuntary transactions, such as a broker-directed buy-in or other extraordinary transaction, or upon the prior written consent of an Approving Official for good cause shown.

Pre-Clearance of Securities Transactions in Employee-Related Accounts

Neither you nor your Family Member may place an order for the purchase or sale of any Security or private placement for an Employee-Related Account until the transaction has been approved by an Approving Official in accordance with the following procedures.

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When either you or your Family Member wishes to complete a transaction in an Employee-Related Account, you must submit a completed and signed Pre-Clearance Request Form, a form of which is attached as Appendix E, to an Approving Official on or before the date of the proposed transaction. In limited circumstances, an Approving Official or his designee may waive the requirement that a Pre-Clearance Request Form be physically submitted on or before the date of the proposed transaction, provided that:

•	you communicate orally or via e-mail the required information and make the required representations to the Approving Official or his designee on or before the date of the proposed transactions;

•	the Approving Official or his designee makes a written record of the same; and

•	you submit a completed and signed Pre-Clearance Request Form to the Approving Official promptly thereafter.

By signing a Pre-Clearance Request Form, you represent that to the best of your knowledge and belief, and after due inquiry, neither you nor your Family Member is in possession of any material, nonpublic information concerning the security proposed to be bought or sold, and the proposed transaction is not otherwise prohibited by the Code or these procedures.

An Approving Official will base his decision to approve or disapprove a Pre-Clearance Request on the following factors:

•	the general policies set forth in the Code and these procedures;

•	the requirements under federal and state laws, rules, and regulations as they may apply to the proposed transaction;

•	the timing of the proposed transaction in relation to transactions or contemplated transactions for any Clients; and

•	the nature of the securities and the parties involved in the proposed transaction.

By way of example, the following transactions may be entitled to clearance from an Approving Official:

•

Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Client and which are otherwise in accordance with the Code and these procedures. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security or $50,000 transaction value (whichever is greater) which is being considered for purchase or sale by an Account (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion.

Any approval of a proposed transaction is effective for the proposed transaction date only and is subject to the conditions, if any, specified by the Approving Official. A breach of any of the above procedures may, depending upon the circumstances, subject you to sanctions, up to and including termination of employment.

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For the avoidance of confusion, the pre-clearance requirements shall not apply to the following transactions:

•	purchases and sales of any Security by Independent Directors;

•	purchases and sales of shares of mutual funds not managed by Epoch, other than ETFs, closed-end funds, and index or ETF derivatives (ie., open-end mutual funds except those advised by Epoch);

•	purchases and sales of fixed income securities issued, guaranteed or sponsored by a government member of the Organization of Economic Co-Operation and Development ("OECD”);

•	purchases that are part of an automatic purchase plan, such as an automatic dividend reinvestment plan or a plan to purchase a fixed number of shares or face value per month;

•	purchases and sales that are involuntary (e.g., stock splits, tender offers, and share buy-backs);

•	acquisitions of securities through inheritance;

•	purchases and sales in any account over which neither you nor your Family Member has direct or indirect influence or control over the investment or trading of the account (e.g., an account managed on a discretionary basis by an outside portfolio manager, including a “Blind Trust ”).

Reporting Requirements Applicable to Employee-Related Accounts

Neither you nor your Family Members are permitted to maintain Employee-Related Accounts, at a domestic or foreign broker-dealer, investment adviser, bank, or other financial institution without the approval of the Code of Ethics Contact Person. All Employee-Related Accounts must be maintained at broker-dealers or financial institutions that agree to and provide Epoch with duplicate copies of all confirmations and periodic statements for such accounts. Within 10 days of employment with Epoch, you must read and sign the Initial Certification for Personal Securities Accounts and complete the Declaration of Personal Securities Accounts which can be found in Appendix A and Appendix B respectively. The information must be no older than 45 days prior to becoming a director, officer, or employee.

You are required to send to the broker-dealer or financial institution carrying each Employee-Related Account a letter authorizing and requesting that it forward duplicate confirmations of all trades and duplicate periodic statements, as well as any other information or documents as an Approving Official may request, directly to Epoch. A form letter drafted for this purpose is attached as Appendix G.

You are required to complete an authorization form, a copy of which is attached as Appendix F, to be provided to an Approving Official for his signature and approval when your or a Family Member wishes to open a new Employee-Related Account.

You shall report your securities transactions and your Family Member’s securities transactions during each quarter within ten days of quarter-end and holdings as of December 31st of each year within ten days of year-end via ACA Compliance Group’s Compliance Tracking System (“ACA CTS”) located at ACA’s website: www.acacts.com.

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Upon employment, you received a username and password in order to access ACA CTS. When utilizing ACA CTS for your quarterly transaction reporting and your annual holdings reports, you will not be required to complete the form in Appendix D, as such information will be captured by ACA CTS.

You are required to complete an Annual Certification (Appendix C) each fiscal year during Epoch’s annual re-certification period.

Access to information submitted pursuant to these procedures will be restricted to those persons who are assigned by Epoch to perform the review functions, and all such materials will be kept confidential, subject to the rights of inspection by the Board of directors of Epoch, Epoch’s Policy Committee or their designee, and governmental bodies authorized by law to obtain such access.

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Appendix A Initial Certification

I certify that:

•

I have read and understood the Epoch Holding Corporation (“Epoch”) Personal Trading Procedures, as outlined in the Code of Ethics and Business Conduct, and recognize that I am subject to its requirements.

•	I have disclosed or reported all personal securities holdings (on the attached Appendix A) in which I or a Family Member has a Beneficial Interest, including all Employee-Related Accounts as defined in the Personal Trading Procedures, as of the date I became a director, officer, or employee of Epoch I have also reported the name(s) of each person or institution managing any Employee-Related Account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account.

•	I understand that Epoch will monitor securities transactions and holdings in order to ensure compliance with the Code and the Personal Trading Procedures. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation.

•	For the purpose of monitoring securities transactions and holdings information under the Epoch Personal Trading Procedures, I confirm that I will (i) provide copies of all confirmations and statements subject to these procedures and/or (ii) instruct all financial institutions to provide copies of all such documents. This covers my current Employee-Related Accounts and accounts that will be opened in the future during my employment with Epoch.

•	I understand that any circumvention or violation of the Epoch Personal Trading Procedures will lead to disciplinary and/or legal actions, including dismissal.

•	I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

•

__________________________      ________________________________ Print Name                Signature

_______________________ Date

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Appendix B Initial Personal Securities Account Declaration

All Employees must complete each applicable item and sign below.

1. The following is a list of "Employee accounts" (attach an additional sheet if necessary):

Bank/Broker/Dealer/Fund Company Account Title and Number

___________________________ ______________________ ___________________________ ______________________ ___________________________ ______________________ ___________________________                      ______________________

2. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) held in an "Employee account" or in which I have a direct or indirect financial interest (for securities held in accounts other than those disclosed in response to Item 1 (attach an additional sheet if necessary):

Name of Private Security or Other Investment	Date Acquired	Amount Held	Record Owner	Purchase Price	How Acquired (broker/issuer)

3. I do not have a direct or indirect financial interest in any securities/funds Employee accounts or otherwise have a financial interest in any securities or other instruments subject to the Policy. (Please initial.)

Initials ______

I declare that the information given above is true and accurate:

__________________________      ________________________________ Print Name                     Signature

__________________________ Date

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Appendix C Annual Certification

By responding to the following questionnaire, you are making an attestation that your responses are, to the best of your knowledge, accurate and truthful. Where appropriate, respond using your initials. The term “immediate family member" includes your spouse (or life partner) and children (by blood or marriage) as well as any relative (by blood or marriage) residing your household.

1.

I have received, read, and understand the Code of Ethics and Business Conduct (the “Code”) as well as the Compliance Policies and Procedures Manual (the “Compliance Manual”). If I have had questions regarding the content of, or the applicability of, these documents upon me or my immediate family member, I have asked for, and have received, clarification from the CCO. I will notify the Code of Ethics Contact Person, my supervisor, or the Chairman of the Audit Committee should I become aware of any violation of the Code, whether by me or by someone else.

______________ True ______________ False

2.

I, or my immediate family member, serve as an officer or director of a public or private entity; or as an official in any governmental position; or have a meaningful personal or business financial interest in a supplier of services or materials, a client, a customer, a consultant, professional advisor, lessor of space or goods, tenant, licensor, licensee, or partner of Epoch.

____________ Not Applicable

Entity Family Member Role

_________________________ ______________________ ______________________

_________________________ _____________ _____________

3.	I, or my immediate family member work at a bank, broker-dealer, credit-rating agency, registered or unregistered investment adviser.

____________ Not Applicable

Entity                     Family Member                     Role

_________________________ _______________________ _______________

_________________________ _______________________ _______________

4.

I have complied with the provisions of the Personal Trading Policies within the Code during the prior fiscal year. I have obtained pre-clearance of personal securities transactions when required; I have reported via ACA CTS all personal securities transactions and holdings when required; and I have disclosed via ACA CTS all accounts at banks or broker-dealers where I am able to buy or sell securities and have instructed the brokers or custodians of those accounts to forward duplicate copies of account statements to the CCO.

______________ True ______________ False

Explain:

____________________________________________________________________________

5.	I have complied with the provisions of the Insider Trading Policies within the Code during the prior fiscal year.

_______________ True ______________ False

______________________________________________________________________________ Explain:

6.	I have complied with the Gifts and Entertainment Policy within the Compliance Manual during the prior fiscal year.

_______________ True ______________ False

______________________________________________________________________________ Explain:

7.	I have complied with the Client Privacy Policy in the Compliance Manual as well as the Non- Disclosure of Information Policy within the Code during the prior fiscal year.

_______________ True ______________ False

______________________________________________________________________________ Explain:

8.	I have complied with the Maintenance of Books and Records Policy within the Compliance Manual during the prior fiscal year.

_______________ True ______________ False

______________________________________________________________________________ Explain:

9.	Unless otherwise indicated below, I have not been charged, convicted, pled guilty, or pled no contest in

a

domestic, foreign, or military court to any felony; nor have I been charged or convicted, plead guilty or plead no contest in a domestic, foreign, or military court to a misdemeanor involving an investment- related business, fraud, false statements, omissions, bribery, perjury, forgery, counterfeiting, extortion, or the wrongful taking of property; nor has a domestic or foreign court found that I was involved with

a

violation of investment-related statutes or regulations; nor has the SEC, CFTC, or any SRO taken any action against me during the prior fiscal year. (Note: If you have a question about what type of activity would warrant disclosure, please discuss with the CCO).

_______________ True ______________ False

Explain:

______________________________________________________________________________

Employee: _________________________________________

Signature: ________________________________________ Date:

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Appendix D Annual Personal Securities Account Declaration

You must complete each applicable item and sign below.

1. The following is a list of Employee-Related Accounts (attach an additional sheet if necessary):

Bank/Broker/Dealer/Fund Company                Account Title and Number

___________________________                     ______________________ ___________________________                     ______________________

2. The following is a list of Employee-Related Accounts that have been opened in the last year (attach an additional sheet if necessary):

Bank/Broker/Dealer/Fund Company                Account Title and Number

___________________________                     ______________________ ___________________________                     ______________________

3. The following is a list of Employee-Related Accounts that have been closed in the last year (attach an additional sheet if necessary):

Bank/Broker/Dealer/Fund Company                Account Title and Number

___________________________                     ______________________ ___________________________                     ______________________

4. The following is a list of any Securities in an Employee-Related Account or in which I or a Family Member has Beneficial Ownership (attach an additional sheet if necessary):

Name of Private Security or Other Investment	Date Acquired	Amount Held	Record Owner	Purchase Price	How Acquired (broker/issuer)

I declare that the information given above is true and accurate:

__________________________           ________________________________

Print Name                     Signature

Date

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Appendix E Personal Trading Pre-Clearance Request Form

Pre-Clearance Request Form
Employee:			Telephone:
Security to			Number of shares
be traded:			or face amount:
Transaction type:	Purchase Sale	Other (specify below)	Proposed transaction date:
Stop-loss
Stop-loss Month:		Stop Loss Price:
(only valid for current calendar month)	Current Market Price:
Employee Account
Other (specify account and number):
Broker-Dealer or
Financial Institution:

To the best of my knowledge and belief, and after due inquiry, I am not in possession of any material, nonpublic information concerning the security listed above; for a stop-loss order, the pre-clearance is valid only in the calendar month of issue and the stop-loss pre-approval is automatically rescinded if Epoch acquires the security in any account; and the proposed transaction is not otherwise prohibited by the provisions of the Code of Ethic and Business Conduct, as applicable.

Employee’s Signature			Date
To the best of my knowledge and belief, and after due inquiry:
- there are no prior or pending trades for the security listed above
- there are prior or pending trades for the security listed above
- for a stop-loss request, the security is not held in any account
Trader’s Signature			Date
Notification of Approval or Denial (to be completed by the Approving Official)
Your request for pre-clearance in connection with a transaction in the above-listed security has been:
Approved for the proposed transaction date or stop-loss price only, and subject to the conditions, if any, set forth below			Denied
Notes:

Approving Official			Date

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Appendix F Employee Request to Open a Brokerage Account

I, ________________________________ would like to open/maintain an account

(Name of employee)

in the name of________________________________

(Account name)

at________________________________ ________________________________

(Name of brokerage firm, bank, investment adviser or financial institution)

___________________________is responsible for handling the account and [does/does not]

(Name of individual broker)

have investment discretion and trading authority over the account.

The owner of the account is __________________________________who is

(Owner’s name)

__________________________________________________The reasons for opening this account

(Nature of relationship to Employee)

are: __________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

__________________________                ________________________________ Signature of Employee                      Date

Approved on _______________ day of _______________ , 20 _______________

By: __________________________________________________________

           Approving Official

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Appendix G Sample Employee Letter to Brokerage Firm for Duplicate Statements & Confirms

[Date]

[Name of Broker-Dealer or Financial Institution] [Address] Attention: [Account Executive]

Re: Account(s) No. ______________________________ .

To Whom It May Concern:
I hereby authorize and request that you furnish my employer, Epoch Investment Partners, Inc. ("Epoch"), with duplicate confirmations and periodic account statements, as well as any other information or documents relating to my account(s) as Epoch may request from time to time.

Please send all duplicate confirmations and periodic account statements, as well as any other information and documents requested by Epoch, to:

Epoch Investment Partners, Inc. 640 Fifth Avenue, 18th Floor New York, NY 10019 Attention: Chief Compliance Officer

If you have any questions, please feel free to contact me at (212) [ ]. Thank you for your assistance.

Yours truly,

cc: Chief Compliance Officer Epoch Investment Partners, Inc

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